CREDIT AGREEMENT

THIS AGREEMENT made this 30th day of June, 2016, by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), and NABC PROPERTIES, LLC, a Colorado limited liability company (“Borrower”).

WITNESSETH:

WHEREAS, the parties wish to provide for the terms and conditions upon which a loan may be made by Bank to Borrower;

NOW, THEREFORE, in consideration of the loan to be extended to Borrower, by Bank and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS.

1.01       Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.02 or elsewhere in this Agreement and accounting terms partly defined in Section 1.02 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP.

1.02        General Terms.

For purposes of this Agreement the following terms shall have the following meanings.

“Affiliate” means any Person directly or indirectly controlling, controlled by or under common control with another Person.

“Agreement” means this Credit Agreement, any exhibits or schedules hereto, any concurrent or subsequent rider hereto and any extensions, supplements, amendments or modifications hereto.

“Alamosa Property” means the real property and improvements located at _________________________ Alamosa, Colorado __________ and more particularly described on Exhibit A attached hereto and incorporated herein by this reference.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Appraisal” means and refers to an appraisal requested by Bank to establish the value of the Property, and recertified from time to time as required by Bank or as required by applicable laws or regulations. All appraisals shall be satisfactory in form, substance and amount to Bank and prepared by an appraiser acceptable to Bank.

“Assignment of Leases and Rents” means that certain Assignment of Leases and Rents executed of even date herewith by Borrower in connection with the Deed of Trust in favor of Bank and all amendments, modifications, replacements and substitutions thereto.

“Borrower” means NABC PROPERTIES, LLC, a Colorado limited liability company, a Colorado limited liability company and its successor and permitted assigns.

“Business Day” means any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Denver, Colorado.

“Closing Date” means the date of this Agreement.

“Collateral”

(a)       means and refers to the Properties (hereinafter defined); any and all structures, improvements, tenements, buildings, facilities and fixtures now or hereafter located or constructed on the Properties (collectively, “Improvements”), as well as: (i) all easements, licenses, permits, rights-of-way, privileges, reservations, allowances, hereditaments and appurtenances, now or hereafter belonging or pertaining to the Properties; (ii) all of Grantor’s right, title and interest in any land lying between the boundaries of the Properties and the center line of any adjacent street, road, avenue or alley, whether existing, vacated or proposed; all right, title and interest in any minerals, crops, timber, trees, shrubs, plants, now or hereafter located on, under or above the Properties; (iii) all as extracted collateral produced from or allocated to the Properties; (iv) all development rights associated with the Properties; (v) all insurance proceeds paid or payable upon any damage to or destruction of any improvements or other property, whether real, personal or mixed, located on the Properties; (vi) all awards and payments, including without limitation interest payments, resulting from the exercise of any right of condemnation or eminent domain or from any other public or private taking of, injury to or decrease in the value of, any of the Properties or Improvements, or any agreement or conveyance in lieu of any such action; (vii) all architects’, contractors’ and suppliers’ agreements and contracts and all plans and specifications relating to the construction and improvements on or to the Properties, if applicable, whether now or in the future; (viii) any and all rights to obtain water, sewer and other services from municipalities and service districts, together with all deposits given to such entities; (ix) all right, title and interest in and to all leases, tenancies or other occupancy arrangements, whether oral or written, now or hereafter entered into in connection with or affecting the Properties, or any part thereof, (collectively, the “Leases”); (x) all of the rents, income, receipts, revenues, issues and profits of or from the Properties and the Improvements; (xi) any and all rights and estates in reversion or remainder; (xii) all right, title and interest in water and water rights, ditches and ditch rights, reservoirs and storage rights, wells and well rights, springs and spring rights, groundwater rights, water contracts, water allotments, water taps, shares in ditch or reservoir companies, and all other rights of any kind or nature in or to the use of water, which are appurtenant to, historically used on or in connection with, or located on or under the Properties; (xiii) all easements, rights of way, fixtures, personal property, contract rights, permits or decrees associated with or used in connection with any such rights; (xiv) any other real property acquired after the date hereof which is adjacent or contiguous to the Properties and is acquired as a continuation, completion, correction or supplement to the Properties; and (xv) any and all proceeds from and products of the foregoing and all supporting obligations ancillary to or arising in any way in connection therewith; and

(b)       business assets of NABC, Inc., a Colorado corporation.

“Deeds of Trust” means and refer to the Colorado Deeds of Trust, Security Agreement and Assignment of Rents and Leases encumbering the Properties executed by Borrower dated of even date herewith in favor of Bank and all amendments, modifications, replacements and substitutions thereto.

“Default Rate” means a rate of interest equal to the Interest Rate plus five percent (5%) per annum.

“Denver Property” means the real property and improvements located at 1700 East 68th Avenue, Denver, Colorado 80229 and more particularly described on Exhibit B attached hereto and incorporated herein by this reference.

“Event of Default” shall have the meaning specified in Article IX hereof.

“GAAP” means generally accepted accounting principles.

“Good Faith” or “good faith” means honesty in fact in the conduct or transaction concerned and the test for the good faith of any Person shall be a subjective rather than an objective (or reasonableness) test of such Person’s state of mind.

“Guarantor” means NABC, INC., a Colorado corporation and its successors, and permitted assigns.

“Guaranty” means and refers to each guaranty agreement executed by Guarantor, for the benefit of Lender pursuant to which Guarantor unconditionally guaranties, among other things, repayment of the Indebtedness and all amendments, modifications, replacements and substitutions thereto as set forth in the Guaranty.

“Indemnified Party” shall have the meaning specified in Article XI hereof.

“Interest Rate” with respect to the Loan means and refer to a fixed annual rate equal to four and two hundredths of one percent (4.02%).

“Loan” means the Four Million Eight Hundred Thousand and No/100 Dollar ($4,800,000.00) real estate loan from Lender to Borrower described in Section 2.01 of this Agreement.

“Loan Documents” means this Agreement, the Note, the Deeds of Trust, the Assignments of Leases and Rents, the Guaranty Agreement any other promissory notes, pledge or security agreements, deeds of trust, assignments of leases and rents, guaranties and other Loan Documents related to the transactions contemplated herein, and all amendments, modifications, replacements and substitutions thereto.

“Maturity Date” means June 30, 2021.

“Material Adverse Effect” means a material adverse effect on (a) the condition, operations, assets, or business of the Borrower or Guarantor, (b) the ability of the Borrower or Guarantor, to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Lender’s liens on the Collateral or the priority of any such liens or (d) the practical realization of the benefits of Lender’s rights and remedies under this Agreement and the other Loan Documents.

“Note” means the promissory note described in Section 2.02 of this Agreement substantially in the form of Exhibit A attached hereto and incorporated herein by this reference.

“Obligations” means the Loan and any and all obligations, liabilities and indebtedness of Borrower to Lender or to any Affiliate of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including without limitation obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, including without limitation all obligations for payment of the Loan.

“Obligor” means each Person who is or shall become primarily or secondarily liable for or secure any of the Obligations. Hereinafter each of the Obligors may be referred to singularly as an “Obligor”.

“Outstanding Principal Balance” shall mean and refer to the unpaid principal amount at any time owing on the Loan.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“Permitted Liens” means (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of Lender, (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower’s ability to use such real property for its intended purposes, and (iv) liens for taxes not yet due and payable.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including without limitation any instrumentality, division, agency, body or department thereof.

“Properties” means and refers to collectively the Denver Property and the Alamosa Property.

“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Subsidiary” means any entity of which more than fifty percent (50%) of the outstanding capital stock or owner having ordinary voting power to elect a majority of the board of directors or management of such entity (irrespective of whether at the time stock or interests of any other class of such entity shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

ARTICLE II. LOAN.

2.01       Loan. Subject to the following terms and conditions, Borrower agrees to borrow and Lender agrees to make the Loan to Borrower in the principal amount of FOUR MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($4,800,000.00) in one advance on the Closing Date.

2.02       Note. Borrower’ indebtedness to Lender for the amount borrowed under the Loan and for interest accrued thereon shall be evidenced by Borrower’ promissory note to Lender in the principal amount of FOUR MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($4,800,000.00) in form and substance acceptable to Lender (the “Note”).

2.03       Interest Rate. From and after the date hereof, the Loan shall bear interest (except that portion, if any, bearing interest at the Default Rate as provided herein or in the other Loan Documents) at the Interest Rate. The Lender’s internal records of applicable interest rates shall be determinative absent manifest error.

2.04       Payment of Principal and Interest; Computation of Interest, Manner of Payment, Etc. Principal and interest are payable in monthly installments of $29,494.74 each, beginning August 1, 2016, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final payment equal to all unpaid principal and accrued interest on the Maturity Date. The foregoing principal and interest payments are based on a twenty-five year amortization of the principal amount of the Loan at the Interest Rate. Notwithstanding the fact that the foregoing monthly payments are based on a twenty-five year amortization of the principal amount of the Loan the unpaid principal amount of the Loan plus unpaid accrued interest shall be due and payable in full on the Maturity Date. Interest shall be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by three hundred sixty (360). Borrower agrees to make all payments of principal and interest hereunder to Lender when due without deduction or setoff of any kind or nature at Lender’s offices at 950 17th Street, Denver, Colorado 80202 (or such other address as Lender may designate) not later than 12:00 noon, Denver, Colorado time, on the due date thereof, in Dollars and in funds immediately available to Lender. Borrower hereby authorizes Lender, if and to the extent payment due Lender hereunder is not otherwise made when due, to charge and set off any amount so due against any or all of the accounts of Borrower with Lender, with Borrower remaining liable for any deficiency.

2.05       Default Interest and Late Charges. Subject to applicable law, if any payment is not made on or before its due date, the Lender may collect a delinquency charge of 5.00% of the unpaid amount not to exceed $1,000.00. Collection of the late payment fee shall not be deemed to be a waiver of the Lender’s right to declare a default hereunder. Upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Lender may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder (the “Default Rate”). Nothing set forth in this paragraph shall imply any obligation on the part of Lender to accept any payment not made when due, and acceptance by Lender of any such late payment together with any late charge and/or default interest shall not be deemed to extend the due date of any other payment or waive Lender’s rights to declare an Event of Default hereunder if any such other payment is not made when due. Borrower acknowledges that it would be extremely difficult and impracticable to determine Lender’s actual damages resulting from any late payment and the aforementioned late charge and default interest are reasonable estimates of those damages.

2.06       Application of Payments. For so long as no Event of Default exists hereunder, all payments received by Lender under this Agreement, the Promissory Note, the Deed of Trust or any other Loan Document shall be applied as follows, regardless of any designation of such payments as principal, interest or other charges: first, to the repayment of sums advanced or incurred by Lender pursuant to the terms of any of the Loan Documents, including without limitation sums advanced for the payment of taxes, assessments, insurance premiums, late charges or other charges against the Collateral and all other costs, expenses and fees payable by Borrower under any Loan Document (together with interest thereon from the date of advance or incurrence until the date repaid at the Default Rate); second, to the payment of the interest then due and payable; and third; to the payment of principal. From and after an Event of Default, all payments received by Lender hereunder, under the Promissory Note, under the Deed of Trust or under any other Loan Document shall be applied by Lender to principal, interest and/or other charges or sums due hereunder or under the other Loan Documents in such order as Lender shall determine in its sole subjective discretion.

2.07       Prepayment. The Loan may be prepaid in whole or in part subject to payment of the prepayment fee described in the Note. Any prepayment of principal shall be accompanied by a payment of interest accrued to date thereon; and said prepayment shall be applied to the principal installments in the inverse order of their maturities. All prepayments shall be in an amount of at least $_______ or if less, the remaining entire principal balance of the Loan.

2.08       Use of Proceeds. The proceeds of the Loan will be used to refinance existing indebtedness and for other company purposes.

ARTICLE III. EXPENSES, RESERVE AND RATES.

3.01 Expenses. Borrower shall reimburse Lender and its Affiliates for all reasonable fees and expenses, including without limitation, legal, consulting, appraisal and filing fees, incurred in connection with the credit facilities provided under this Agreement.

3.02       Lawful Rates. The provisions of this Agreement, the Note, any instrument securing this Note, and all agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance, or detention of the money to be loaned under the Loan exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, the performance or fulfillment of any provision hereof or of any other agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, involve transcending the limit or validity prescribed by law, then the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and if from any circumstance whatsoever, Lender should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the principal balance owing hereunder (or at Lender’s option, be paid to Borrower) and not to the payment of interest.

3.03       Capital Adequacy; Yield Protection. If there shall occur any adoption or implementation of, or change to, any Regulation, or interpretation or administration thereof, which shall have the effect of imposing on Lender (or Lender’s holding company) any increase or expansion of or any new: tax (excluding taxes on its overall income and franchise taxes), charge, fee, assessment or deduction of any kind whatsoever, or reserve, capital adequacy, special deposits or similar requirements against credit extended by, assets of, or deposits with or for the account of Lender or other conditions affecting the extensions of credit under this Agreement; then Borrower shall pay to Lender such additional amount as Lender deems necessary to compensate Lender for any increased cost to Lender attributable to the extension(s) of credit under this Agreement and/or for any reduction in the rate of return on Lender’s capital and/or Lender’s revenue attributable to such extension(s) of credit. As used above, the term “Regulation” shall include any federal, state or international law, governmental or quasi-governmental rule, regulation, policy, guideline or directive (including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and enactments, issuances or similar pronouncements by the Lender for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices or any similar authority and any successor thereto) that applies to Lender. Lender’s determination of the additional amount(s) due under this paragraph shall be binding in the absence of manifest error, and such amount(s) shall be payable within 15 days of demand and, if recurring, as otherwise billed by Lender.

ARTICLE IV. CONDITIONS OF LOAN.

4.01       Conditions Precedent. The obligation of Lender to advance funds under the Loan shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender:

(a)       A certificate of the sole member of Borrower, certifying as to (A) the resolutions of the members of Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, (B) the articles of organization and operating agreement of Borrower, and (iii) the signatures of the officers of the sole member of Borrower authorized to execute and deliver this Agreement and the other Loan Documents and other instruments, agreements and certificates on behalf of Borrower;

(b)       A current certificate issued by the Secretary of State of the State of Colorado, certifying Borrower is in compliance with all organizational requirements of such state;

(c)       A certificate of the Secretary of Guarantor, certifying as to (A) the resolutions of the board of directors of Guarantor authorizing the execution, delivery and performance of its Guaranty and any other applicable other Loan Document, (B) the articles of incorporation and bylaws of Guarantor, and (iii) the signatures of the officers or agents of Guarantor authorized to execute and deliver its Guaranty and any other applicable Loan Document and other instruments, agreements and certificates on behalf of Guarantor;

(d)       A current certificate issued by the Secretary of State of the State of Colorado, certifying Guarantor is in compliance with all organizational requirements of such state;

(e)       Evidence that Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

(f)       This Agreement, properly executed on behalf of Borrower;

(g)       The Note, Deeds of Trust, Assignments of Leases and Rents, the Guaranty, security agreements encumbering personal property granted as Collateral, UCC financing statements and such other Loan Documents as required by Lender properly executed by Borrower and as applicable, the Guarantors;

(f)       Releases and terminations of all deeds of trust, liens and security interests against the Collateral (except those belonging to Lender) properly executed by the lien holders and secured parties;

(g)       All of the conditions to the closing of the Loan contained in this Agreement have been and remain satisfied;

(h)       Borrower and Guarantors shall have complied with all of their covenants and agreements contained in all of the Loan Documents, and Borrower’s and Guarantors’ representations and warranties contained in any of the Loan Documents shall be true in all material respects as of the date of disbursement as if first made on that date;

(i)       Lender shall have received such Appraisals as Lender may require establishing a ratio of Loan to appraised value of the Property not to exceed eighty percent (80%);

(j)       The Collateral shall not have been materially damaged by any casualty, unless Lender shall have received insurance proceeds in an amount Lender deems to be sufficient for complete repair of the damage;

(k)       Lender shall have been provided with Borrower’s and Guarantor’s most current financial statements showing no material adverse change in such parties financial condition as of the date of closing, and Lender shall have been provided with copies of Borrower’s and Guarantor’s most currently filed tax returns;

(m)       Current searches of appropriate filing offices showing no state or federal tax liens have been filed and remain in effect against Borrower;

(n)       A title insurance company acceptable to Lender must issue or commit to issue, at the Borrower’s expense, an ALTA Mortgagee’s policy of title insurance, in amount, form and substance and written by a title insurance company satisfactory to Lender, insuring the liens of the Deedsof Trust as a first priority lien on the Collateral encumbered thereby subject only to the matters acceptable to the Lender, the original of which policies shall be promptly delivered to Lender. The policy shall contain no exceptions except those approved by Lender and shall, include any endorsements requested by Lender. Copies of all exceptions shall be provided to the Lender;

(o)       Lender shall have received, if requested, Uniform Commercial Code search reports with respect to the personal property comprising any portion of the Collateral, showing no security interest in or lien on such property, except those of Lender or such other security interest or lien as Lender shall approve;

(p)       Lender shall have received, reviewed and accepted copies of all material service agreement, management contracts and permits pertaining to the Property;

(q)       Borrower must provide evidence that the Collateral is not in a HUD designated Flood Hazard Area. Proof of flood insurance must be provided if any Collateral is located in such a Flood Hazard Area, as Lender may request.

(r)       Certificates of insurance and endorsements to insurance policies required hereunder.

(s)       Payment of any unpaid fees or other amounts owing to Lender as of the date of this Agreement;

(t)       Tax certificates for all Collateral;

(u)       Lender and the Title Company shall have been provided with ALTA Surveys in a form satisfactory to the title insurance company issuing the required mortgagee’s policies of title insurance to enable the title insurance company to remove any survey exception to such title insurance and which confirms the legal description set forth in Lender’s title policy and locates all easements, encroachments, and flood plains in any way relating to the Properties; and

(v)       Such other documents as Lender in its sole discretion may require.

4.02       Further Conditions. The obligation of Lender to make any further advance on the Loan shall be subject to the further conditions precedent that on such date:

(a)       the representations and warranties contained in Article VII hereof are correct on and as of the date of such advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

(b)       Lender shall have received all of the schedules and reports required to have been delivered by Borrower pursuant to this Agreement; and

(c)       No Event of Default or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default shall have occurred and be continuing.

ARTICLE V. SECURITY INTERESTS.

5.01       Grant of Collateral. As security for the payment of the Obligations, Borrower shall grant Lender a continuing, valid, enforceable, and perfected first priority security interest in and to the Collateral, whether now owned or existing of hereafter acquired or arising and wheresoever located and Borrower shall execute such deeds of trust, assignments of rents, security agreements and other Loan Documents required by Lender to evidence such grant of Collateral to secure the Obligations. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender’s security interest and shall cause its financial statements to reflect such security interest.

5.02       Credit Balances; Setoff. As additional security for the payment of the Obligations, the Borrower hereby grants to the Lender a security interest in, a lien upon and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Lender and the right to refuse to allow withdrawals from any account (collectively “Setoff”). The Lender may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Lender) Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

ARTICLE VI. COLLATERAL; GENERAL TERMS.

6.01       Perfection of Security Interest. Borrower shall, at Lender’s request, at any time and from time to time, execute and deliver to Lender such deeds of trust, assignments of leases and rents, security agreements, UCC filings, documents and other instruments and agreements (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things as Lender may deem necessary or desirable in order to establish and maintain a valid, attached and first priority perfected lien and security interest and encumbrance in the Collateral in favor of Lender (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations.

6.02       Insurance. Borrower shall maintain in full force and effect during the term of this Loan and any extensions hereof:

(a)       All risk casualty insurance, including, but not limited to, coverage for fire and fire damage, and such other hazard insurance as Lender may require, with an agreed amount endorsement, standard non-contributing mortgage clauses, and standard subrogation clauses acceptable to the Lender. Such insurance shall be in such amounts and forms and issued by such companies as shall be approved by Lender and shall contain waiver of defenses in favor of Lender for breach of warranty and subrogation rights. Evidence satisfactory to Lender of such policies together with appropriate endorsements thereto, evidence of payment of premiums thereon and written agreement by the insurer or insurers therein to give Lender 30 days’ prior written notice of intention to cancel or modify shall be promptly delivered to Lender. Such insurance shall be kept in full force and effect at all times thereafter on the Collateral during the term of the Loan;

(b)       Liability insurance policies in amounts and with such insurance carriers as are reasonably acceptable to Lender. Upon the request of Lender, Borrower shall cause the issuers of its liability insurance policies to endorse such policies to name Lender as “Mortgagee” and an “Additional Insured”.

(c)       Flood insurance against the Property, the Improvements and any other Collateral that can be covered by flood insurance in such amounts and covering such risks as required by law. Borrower shall only be required to maintain such flood insurance if the Property is now or hereafter determined to be located in an area identified by the Secretary of Housing and Urban Development or other governmental agency as having special flood or mud slide hazards, and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.

(d)       All insurance maintained by Borrower under this Agreement shall be in form and substance and issued by an insurance company acceptable to Lender, in its reasonable discretion.

(f)       If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. All sums disbursed by Lender in connection with any such actions, including without limitation court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute an advance on the Loan hereunder and shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the Default Rate.

6.03       Visits; Inspections. Lender, or any Persons designated by it, shall have the right to at any reasonable times, and, without hindrance or delay, to inspect the Collateral. Borrower shall furnish to Lender such information relevant to Lender’s rights under this Agreement as Lender shall at any time and from time to time request. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees, members, or directors of Borrower with any Affiliate or the officers, employees, members or directors of any Affiliate, and to discuss the financial condition of Borrower and/or Guarantor with Borrower’s and/or Guarantor’s independent public accountants. Any such discussions shall be without liability to Lender or to Borrower’s and/or Guarantor’s independent public accountants.

6.04       Building Systems Compliance, No Encroachments. The storm and sanitary sewage disposal system, water system and all mechanical systems of the Property comply with all applicable laws, statutes, ordinances, rules and regulations, including, without limitation, all environmental laws. Except as disclosed to Lender, the improvements on the Properties do not encroach upon any building line, set back line, sideyard line, or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) which exists with respect to the Properties.

6.05       Special Improvement Districts, Special District Notices. Except as disclosed to Lender the Properties are not situated within any metropolitan, local improvement or special improvement district, and Borrower has no knowledge of any proposal under which either Property is to be placed in any metropolitan, local improvement or special improvement district. Borrower shall not consent or agree to the inclusion of the either Property in any metropolitan, local improvement or special improvement district without the written consent of Lender so long as any portion of the Loan remains unpaid. Borrower shall deliver to Lender, promptly upon the receipt thereof, copies of any notices received by Borrower with respect to any material events or circumstances affecting the financial viability and/or condition of any special district in which the either Property is located.

6.06       Condemnation, Zoning and Restrictive Covenants. Borrower has not received any notice of the exercise of eminent domain or condemnation which in any way affects any Property or any other Collateral, and to the best of Borrower’s knowledge, no such action is pending or threatened. To the best of Borrower’s knowledge the Properties and all improvements presently located or subsequently constructed thereon comply with, or when completed will comply in all material respects with, all applicable federal, state, city, and county zoning, subdivision, environmental, and building codes, rules, and regulations and all covenants, conditions and restrictions affecting each Property.

6.07       Utilities, Access. All public utilities existing for the operation of all or any part of the Property, if any, enter the Property through adjoining public streets or, if they pass through adjoining public or private land, do so in accordance with valid public easements; and all utility lines and mains serving the Properties, if any, have been properly dedicated to, and are serviced and maintained by, the appropriate public or quasi-public entity. Each Property has full and free access to and from public highways, streets, and/or roads, and Borrower has no knowledge of any fact or condition which would result in the termination of such access.

6.08       Leases. Borrower has leased the Properties to Guarantor pursuant to a Commercial Lease dated June 29, 2016, true and accurate copies of which have been provided to Lender (the “Leases”). Borrower’s right, title and interest in the Leases are being collaterally assigned to Lender pursuant to the Deed of Trust and the Assignment of Leases and Rents. Borrower shall comply with its duties and obligations under the Leases and shall keep and maintain the Leases in full force and effect so long as any indebtedness to Lender owing on the Loan is outstanding. Borrower further agrees not to make or permit any amendments to the terms of the Leases without first obtaining Borrower’s prior written consent.

ARTICLE VII. REPRESENTATIONS, WARRANTIES AND COVENANTS.

Borrower makes the following representations and warranties to Lender, which representations and warranties shall be true and correct as of the date hereof and for so long as any portion of the Loan remains unpaid.

7.01       Organization/Identification Numbers. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Borrower’s taxpayer identification number is and shall be 81-3023926 and its organizational number issued by its state of organization is and shall be 20161411524 at all times during the term of this Agreement.

7.02       Authority. Borrower and Guarantor have full power and authority to enter into and perform their respective obligations under the Loan Documents. The execution and delivery of the Loan Documents and the performance and observance of their terms, covenants, conditions, provisions, and obligations have been duly authorized by all necessary action on the part of Borrower and Guarantor. The Loan Documents, when executed by Borrower and Guarantor will constitute valid and binding obligations of such parties, enforceable in accordance with their terms. The execution and delivery of the Loan Documents will not conflict with, or be in contravention of, any law, order, rule, or regulation applicable to Borrower or Guarantor or any agreement or instrument binding on Borrower or Guarantor or to which Borrower or Guarantor are a party and will not result in the creation of any lien, charge, or encumbrance of any nature upon the Collateral, except as contemplated by the Loan Documents themselves.

7.03       Financial Statements. Borrower’s and Guarantor’s financial statements delivered to Lender in connection with the Loan are and will be accurate and complete in all material respects and are and will fairly represent the financial condition of such parties as of the respective dates of such financial statements. Neither Borrower nor Guarantor have incurred any material obligation since the date of the most recent financial statements provided to Lender, other than as expressly disclosed to Lender in writing. All financial statements of Borrower and Guarantor fairly and accurately present the financial condition of such parties in all material respects as of the date thereof and the results of operations for the period or periods covered thereby. All financial statements submitted to Lender by Borrower and Guarantor in the future shall be in a form acceptable to Lender and all shall fairly and accurately present the financial condition of such parties as of the date thereof.

7.04       Litigation. Except as disclosed on Schedule 7.04 attached hereto and incorporated herein by this reference, there is no action, suit, or proceeding pending or, to the best of the knowledge of Borrower, anticipated in any court or before any arbitrator or any governmental body that would materially adversely affect the financial condition of Borrower or Guarantor or impair Borrower’s or Guarantor’s ability to fulfill their obligations under the Loan Documents.

7.05       Tax Returns. Borrower has filed all federal, state, and local tax returns that are required to be filed and has paid all taxes shown on said returns and on all assessments received by Borrower, to the extent that such taxes and assessments have become due. All federal, state, and local income taxes and assessments of any nature with respect to which Borrower is obligated to pay have been paid or adequate accruals have been set up to pay said taxes.

7.06       Title. Title to the Collateral is vested solely in the Borrower free and clear of all liens and encumbrances and other claims whatsoever, except those in favor of Lender and by the Permitted Liens. Borrower has not made any contract or arrangement of any kind, the performance of which could give rise to a lien on the Collateral. No financing statement naming Borrower as debtor is on file in any office except to perfect only security interests permitted by this Agreement and to perfect other security interests in favor of Lender.

7.07       Accurate Information. All information and documents furnished by Borrower and Guarantor to Lender in connection with the Loan is accurate and complete in all material respects.

7.08       Compliance. Borrower has conducted and will continue to conduct its business in a lawful manner and in compliance in all material respects with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders and shall pay, before delinquent, all lawfully imposed taxes and assessments upon the Property, any other Collateral owned by Borrower and its income.

7.09       Misrepresentations. This Agreement, the financial statements furnished by Borrower and Guarantor to Lender, and all other statements made by Borrower and Guarantor to Lender in connection with the Loan contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein not misleading. Neither Borrower nor Guarantor have failed to disclose in writing to Lender any fact that materially and adversely affects or is reasonably likely to materially and adversely affect Borrower or Guarantor, the Collateral, or Borrower’s or Guarantor’s ability to perform their obligations under the Loan Documents.

7.10       Bankruptcy. No petition has been filed by or against Borrower or Guarantor for protection under the United States Bankruptcy Code.

7.11       Permits; Licenses. Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a material adverse effect on the operation of Borrower’s business, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances, the failure to comply with which could reasonably be expected to have a material adverse effect on Borrower’s business, property, assets, operations or condition, financial or otherwise;

7.12       Legal and Binding Obligations. This Agreement and the other Loan Documents to which Borrower is a party are the legal, valid, and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

7.13       Solvency. Borrower is solvent, and able to pay its debts as they become due and has capital sufficient to carry on its business, Borrower now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and Borrower shall not be rendered insolvent by the execution and delivery of this Agreement or any of the other applicable Loan Documents or by completion of the transactions contemplated hereunder or thereunder.

7.14       No Default. Borrower is not in default under any material contract, lease or commitment to which Borrower is a party or by which Borrower is bound and Borrower shall continue to remain in compliance with any such agreements, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower.

7.15       No Burdensome Restrictions. To the best of Borrower’s knowledge, Borrower is not a party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien which is not a Permitted Lien.

7.16       No Labor Disputes. On the date hereof, Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of Borrower’s employees threatened or in existence.

7.17       Margin Regulations. Borrower is not engaged, nor will Borrower engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Loan will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

7.18       Investment Company Act. Borrower is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

7.19       Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement except for any such failure to obtain a consent or any conflict which would not have a material adverse effect on Borrower, Guarantor or the Collateral.

7.20.       Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a)       The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees is a Sanctioned Person. The Loan, use of the proceeds of the Loan or other transactions contemplated hereby will not violate Anti-Corruption Laws or applicable Sanctions.

(b)       Neither the making of the Loan hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.

ARTICLE VIII. COVENANTS OF BORROWER.

Until payment or satisfaction in full of all Obligations and termination of this Agreement, unless Borrower obtains Lender’s prior written consent waiving or modifying any of Borrower’s covenants hereunder in any specific instance, Borrower agrees as follows.

8.01       Pay the Loan. Duly and punctually pay or cause to be paid, in Dollars, all principal, interest, and other amounts due on the Note on the dates, in the places, and in the manner set forth herein and therein and perform and observe all other obligations of Borrower under this Agreement and the Loan Documents.

8.02       Books and Records. Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower’s business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied.

8.03       Notification of Default. Promptly notify Lender in writing of the occurrence of any Event of Default or any event that would become an Event of Default upon notice or lapse of time, or both; any material adverse change in the business, property, assets, operation, or condition, financial or otherwise, of Borrower; and pendency or threat of any material litigation, arbitration, tax deficiency, or other proceeding before any governmental body or official affecting Borrower.

8.04       Financial Reporting. Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Lender with such information concerning its business affairs and financial condition (including insurance coverage) as the Lender may request.

8.05       Material Change. Borrower shall promptly advise Lender in writing of any material adverse change in its business, assets or condition, financial or otherwise, the occurrence of any Event of Default or the occurrence of any event which, if uncured, would become an Event of Default hereunder after notice or lapse of time (or both).

8.06      Unlawful Use. Borrower shall not use its property, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of its property in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; and Borrower shall keep its property in good condition, repair and order. In addition, Borrower shall not use, occupy, or permit the use or occupancy of the Property by Borrower or any lessee, tenant, licensee, permitee, agent, or any other person in any manner that would be a violation of any applicable federal, state or local law or regulation, regardless of whether such use or occupancy is lawful under any conflicting law, including without limitation any law relating to the use, sale, possession, cultivation, manufacture, distribution or marketing of any controlled substances or other contraband (whether for commercial, medical, or personal purposes), or any law relating to the medicinal use or distribution of marijuana (collectively, “Prohibited Activities”). Without limiting the prohibitions on leasing set forth in Section 8.06, any lease, license, sublease or other agreement for use, occupancy or possession of any Property (collectively a “lease”) with any third person (“lessee”) shall expressly prohibit the lessee from engaging or permitting others to engage in any Prohibited Activities. Borrower shall upon demand provide Lender with a written statement setting forth its compliance with this section and stating whether any Prohibited Activities are or may be occurring in, on or around the Property. If Borrower becomes aware that any lessee is likely engaged in any Prohibited Activities, Borrower shall, in compliance with applicable law, terminate the applicable lease and take all actions permitted by law to discontinue such activities. Borrower shall keep Lender fully advised of its actions and plans to comply with this section and to prevent Prohibited Activities. This section is a material consideration and inducement upon which Lender relies in extending the Loan and other financial accommodations to Borrower. Failure by Borrower to comply with this section shall constitute a material non-curable Event of Default. Notwithstanding anything in this Agreement, the Note or Loan Documents regarding rights to cure Events of Default, Lender is entitled upon breach of this section to immediately exercise any and all remedies under this Agreement, the Note the Loan Documents, and by law.

8.07      Liens; Levies. Borrower shall not permit its property, or any part thereof, to be levied upon under execution, attachment, distraint, or other legal process; and Borrower shall not grant a security interest in or suffer to exist a lien on any of such property, except for Permitted Liens.

8.08       Restriction on Indebtedness. Borrower will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) any indebtedness owing to the Lender and its affiliates, and (ii) any other indebtedness outstanding on the date hereof, and shown on the Borrower’s financial statements delivered to the Lender prior to the date hereof, provided that such other indebtedness will not be increased.

8.09       Restriction on Contingent Liabilities. Borrower will not guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar matters in the ordinary course of business.

8.10       Taxes. Borrower shall file all required tax returns and pay, when due, all taxes and assessments lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes other than taxes, assessments and other charges described in the definition of “Permitted Liens” above. If any tax by any governmental authority is or may be imposed on Lender or as a result of any transaction between Borrower and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender’s reasonable opinion, may possibly create a valid lien on the Collateral, Lender may without notice to Borrower or Guarantor pay the taxes, assessments or other charges and Borrower hereby indemnifies and holds Lender harmless in respect thereof. Lender agrees to use good faith efforts to provide Borrower with notice of any such action taken by Lender within a reasonable amount of time following any such action; provided that Lender’s failure to provide any such notice shall not constitute a default under this Agreement and shall not give rise to any claims, defense, setoff, or counterclaim.

8.11       Merger, Consolidation, Acquisition and Sale of Assets.

(a)       Borrower shall not enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; and

(b)B      orrower shall not sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business.

8.12        Costs and Expenses. Borrower shall reimburse Lender for all costs and expenses, including without limitation legal expenses and reasonable attorneys’ fees, incurred by Lender in connection with: (i) the documentation and consummation of this transaction and any other transactions between Borrower and Lender, including without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) seeking to administer, collect, protect or enforce any of Lender’s rights in or to the Collateral or incurred by Lender in seeking to collect any Obligations; (iii) seeking to administer and/or enforce any of Lender’s rights under this Agreement and the other Loan Documents, and/or (iv) seeking to defend itself from any claims, causes of action, actions, suits, and other legal proceeding pertaining to this Agreement and the other Loan Documents in any manner. All such costs, expenses, and charges shall constitute advances on the Loan, shall be payable by Borrower to Lender on demand, shall be guaranteed by Guarantor, and, until paid, shall bear interest at the highest rate then applicable to the Loan.

8.13       Bond for Liens. Promptly after the filing of a lien against the Property, notify Lender of such lien and, upon written request from Lender, post a surety bond in such amount and in form and with sureties satisfactory to Lender, or provide other assurance of payment or removal of said lien, and of all costs and expenses resulting therefrom, acceptable to Lender.

8.14       Supervisory Rights. Any supervisory rights granted to Lender under this Agreement or any of the Loan Documents and any opinions and recommendations made by Lender are solely for Lender’s own protection. Borrower, Guarantor and Borrower’s other creditors may not rely on Lender or any agent or employee of Lender to protect their rights or interests. Lender shall have no obligation to enforce the terms of any agreement assigned as Collateral or to collect any amount due under any such agreement. This Agreement and all documents executed in connection herewith are enforceable even if Lender is negligent in administering the Loan, perfecting its security interest in any Collateral, or foreclosing on its security interest in any Collateral.

8.15       Americans With Disabilities Act. Borrower expressly assumes all liability for any changes or modifications required to be made to any Improvements on the Property to comply with the Americans With Disabilities Act. Borrower shall indemnify and hold Lender harmless from any claim which may be made against Lender pursuant to the Americans With Disabilities Act. The terms and provisions of this paragraph shall survive the payment of the Loan or, in the event of the default in the payment of the Loan, shall survive the foreclosure of any instrument securing the Loan. In the event Lender is the high bidder at a sale of all or any portion of the Property pursuant to the foreclosure of any of the Loan Documents, then the terms and provisions of this paragraph shall survive such sale and the acquisition of the Property by Lender and shall remain in full force and effect notwithstanding the foreclosure of any instrument securing the Loan and the cancellation of the Note evidencing the Loan. Notwithstanding anything herein to the contrary, the liabilities and indemnifications provided hereunder on the part of Borrower shall not apply to any actions taken by Lender after asserting dominion and control pursuant to foreclosure of the Property, if such actions precipitate claims under the Americans With Disabilities Act.

8.16       Co Terminus. In the event the revolving line of credit made available to Guarantor by Lender is refinanced with another creditor or otherwise cancelled by Guarantor prior to payment in full of the Loan, Borrower shall refinance the Loan with another creditor or otherwise pay the Loan in full within sixty (60) days of any such refinance or cancellation of such revolving credit line provided to Guarantor by Lender. Any failure to pay off the Loan within the foregoing sixty (60) day period shall constitute a violation of this covenant and Lender may exercise rights and remedies available to it under this Agreement and the other Loan Documents by reason of any such violation.

8.17       Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each Subsidiary to, (a) comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions, and (b) perform in all material respects its obligations under material agreements to which it is a party. The Borrower will not use, or allow any tenants or subtenants to use, its Property for any business activity that violates any federal or state law or that supports a business that violates any federal or state law.

8.18       PATRIOT Act Compliance. The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Lender in order to assist the Lender in maintaining compliance with the PATRIOT Act.

ARTICLE IX. DEFAULT.

The occurrence of any one or more of the following events or the existence of one or more of the following conditions with respect to Borrower or Guarantor, as applicable, and the continuance thereof uncured for any grace or notice period, if any, provided herein shall constitute an “Event of Default” under this Agreement and each other Loan Document:

9.01       Defaults. Notwithstanding any cure periods described below, the Borrower will immediately notify the Lender in writing when the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

(a)       Nonpayment. The Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents within five (5) days after the same becomes due; or (ii) any principal amount of the Note when due.

(b)       Nonperformance. The Borrower or Guarantor shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this Section 9.1) required to be performed or observed by the Borrower or Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Lender and Borrower or Guarantor shall fail to cure any such default within five (5) days of receipt of notice from Lender of any such default.

(c)       Misrepresentation. Any financial information, statement, certificate, representation or warranty given to the Lender by the Borrower or Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Lender in the exercise of its judgment) as of the time when given.

(d)       Default on Other Obligations. The Borrower or Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or Guarantor to the Lender or any indebtedness in excess of $10,000.00 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.

(e)       Judgments. Any judgment shall be obtained against the Borrower or Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or Guarantor), shall exceed the sum of $10,000.00 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

(f)       Inability to Perform; Bankruptcy/Insolvency. (i) The Borrower or Guarantor shall cease to exist; or (ii) Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings,, or an assignment for the benefit of creditors, shall be commenced under any federal or state law by or against the Borrower or Guarantor; or (iv) the Borrower or Guarantor shall become the subject of any out-of-court settlement with its creditors; (v) the Borrower or Guarantor is unable or admits in writing its inability to pay its debts as they mature; or (vi) the ownership of Borrower changes in excess of twenty-five percent (25%) in any one calendar year.

(g)        Adverse Change; Insecurity. (i) There is a material adverse change in the business, properties, financial condition or affairs of the Borrower or Guarantor, or in any collateral securing the Obligations; or (ii) the Lender in good faith deems itself insecure.

ARTICLE X. REMEDIES UPON AN EVENT OF DEFAULT.

10.1       Termination of Loans; Additional Lender Rights. Upon the occurrence of any of the events identified in Section 9.01, the Lender may at any time (i) immediately terminate its obligation, if any, to make additional loans to the Borrower (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Lender); (ii) Setoff; and/or (iii) after the expiration of any applicable grace or cure period, take such other steps to protect or preserve the Lender’s interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Lender, advancing funds to protect any collateral and insuring collateral at the Borrower’s expense; all without demand or notice of any kind, all of which are hereby waived.

10.2       Acceleration of Obligations. Upon the occurrence of any of the events identified in Sections 9.01(a) through 9.01(e) and 9.01(g), and the passage of any applicable cure periods, the Lender may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under Section 9.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Nothing contained in Section 9.01, Section 4.2 or this section will limit the Lender’s right to Setoff as provided in Section 5.02 or otherwise in this Agreement.

10.3       Other Remedies. Nothing in this Article IV is intended to restrict the Lender’s rights under any of the Loan Documents or at law, and the Lender may exercise all such rights and remedies as and when they are available.

10.4       Attorney in Fact. Borrower hereby irrevocably constitutes and appoints Lender its attorney-in-fact with full power and authority upon the occurrence of an Event of Default to:

(i)       Take possession of and protect the Collateral.

(ii)       Pay, settle, or compromise all existing invoices, charges, and claims relating to the Improvements as it deems necessary for preservation and protection of the Improvements and clearance of title to the Property for protection of its interest.

(iii)       Prosecute and defend all actions and proceedings in connection with the Collateral and to apply the proceeds of any judgment received by Borrower in any such action against the Loan as it sees fit.

(iv)       Execute, acknowledge, and deliver all instruments and documents in Borrower’s name and to do and perform all acts in Borrower’s name Lender deems necessary or appropriate to preserve and protect the Collateral.

10.5       Waiver by Borrower. Lender has no obligation and Borrower waives any obligation to attempt to satisfy the Obligations by collecting the obligations from any third parties and Lender may release, modify or waive any collateral provided by any third party to secure any of the Obligations, all without affecting Lender’s rights against Borrower. Borrower further waives any obligation on the part of Lender to marshal any assets in favor of Borrower or in payment of the Obligations. Notwithstanding any provisions in this Agreement or any other agreement between Borrower and Lender, Borrower does not waive any statutory rights except to the extent that the waiver thereof is permitted by law.

10.6       Waiver by Lender. Lender may permit Borrower to attempt to remedy any default without waiving its rights and remedies hereunder, and Lender may waive any default without waiving any other subsequent or prior default by Borrower. Furthermore, delay on the part of Lender in exercising any right, power or privilege hereunder or at law shall not operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. No waiver or suspension shall be deemed to have occurred unless Lender has expressly agreed in writing specifying such waiver or suspension. The rights and remedies set forth in this Agreement and in any of the Loan Documents are cumulative and not exclusive of any other right or remedy that Lender may have.

10.07       Preservation of Collateral. Lender assumes no responsibility for preservation and protection of the Collateral, and nothing herein shall be construed as establishing a relationship between Lender and any other party, except the lender/borrower relationship between Lender and Borrower. Lender shall owe no duty to any person by reason of this Loan Agreement to preserve and protect the Collateral or to exercise any of its rights hereunder.

ARTICLE XI. NOTICE.

Any notice or request hereunder may be given to Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Article XII only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission in accordance with this Article XII. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names in this Article XII or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Article XII. Any Notice shall be effective, (a) in the case of hand-delivery, when delivered; (b) if given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested; (c) in the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine; (d) in the case of electronic transmission, when actually received; (e) if given by any other means (including by overnight courier), when actually received.

If to Lender:

U.S. Bank National Association

950 17th Street, 8th Floor

Denver, Colorado 80202

Attn: Commercial Banking

Fax: 303-585-6949

if to Borrower:

NABC Properties, LLC

1700 E. 68th Avenue

Denver, Colorado 80229

Attention: Brent Willis

Facsimile: 303-853-9215

ARTICLE XII. MISCELLANEOUS

12.1       Delay; Cumulative Remedies. No delay on the part of the Lender in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies, which the Lender would otherwise have.

12.2       Relationship to Other Documents. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Lender) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other.

12.3       Successors. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender including without limitation any purchaser of any or all of the rights and obligations of the Lender under the Note and the other Loan Documents. The Borrower may not assign its rights or obligations under this Agreement or any other Loan Documents without the prior written consent of Lender.

12.4       Disclosure. The Lender may, in connection with any sale or potential sale of all or any interest in the Note and other Loan Documents, disclose any financial information the Lender may have concerning the Borrower to any purchaser or potential purchaser. From time to time, the Lender may, in its discretion and without obligation to the Borrower, Guarantor or any other third party, disclose information about the Borrower and this loan to Guarantor, surety or accommodation party. This provision does not obligate the Lender to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep Guarantor, sureties or other accommodation parties advised of its financial condition and other matters which may be relevant to their obligations to the Lender.

12.5       Indemnification. Except for harm arising from the Lender’s willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Lender harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Lender relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower’s failure to perform its obligations relating to Environmental Matters described in Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Lender.

12.6       Notice of Claims Against Lender; Limitation of Certain Damages. In order to allow the Lender to mitigate any damages to the Borrower from the Lender’s alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Lender immediate written notice of any claim or defense it has against the Lender, whether in tort or contract, relating to any action or inaction by the Lender under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Lender represents the parties’ agreed to standard of performance regarding claims against the Lender. Notwithstanding any claim that the Borrower may have against the Lender, and regardless of any notice the Borrower may have given the Lender, the Lender will not be liable to the Borrower for consequential and/or special damages arising therefrom, except those damages arising from the Lender’s willful misconduct.

12.7       Payments. Payments due under the Note and other Loan Documents will be made in lawful money of the United States. All payments may be applied by the Lender to principal, interest and other amounts due under the Loan Documents in any order which the Lender elects.

12.8       Applicable Law and Jurisdiction; Interpretation; Joint Liability; Severability. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the State of Colorado, except to the extent superseded by Federal law. Invalidity of any provisions of this Agreement will not affect any other provisions. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Lender’s rights to serve process in any manner permitted by law, or limit the Lender’s right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents, and any amendments hereto (regardless of when executed) will be deemed effective and accepted only at the Lender’s offices, and only upon the Lender’s receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to “Borrower” will be deemed to refer to all Borrowers. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.

12.9       Copies; Entire Agreement; Modification. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. This Agreement is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of this Agreement may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Agreement that is an authoritative copy as defined in such law. The holder of this Agreement may store the authoritative copy of such Agreement in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE LENDER. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE LENDER, WHICH OCCURS AFTER RECEIPT BY BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

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12.10       Waiver of Jury Trial. THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE LENDER EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

BORROWER:

NABC PROPERTIES, LLC,
a Colorado limited liability company

By:
Name:	Brent Willis
Title:	Managing Member

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:	Robert Naughton
Title:	Assistant Vice President

EXHIBIT A

LEGAL DESCRIPTION OF ALAMOSA PROPERTY

County of Alamosa,
State of Colorado

EXHIBIT B

LEGAL DESCRIPTION OF DENVER PROPERTY

Lot 1, Block 1,

ABCO Amended Plat,

County of Adams,

State of Colorado

SCHEDULE 7.04

Litigation

None